Exhibit 10.1

PROMISSORY NOTE

$2,000,000.00	Bothell, Washington

September 30, 2021

FOR VALUE RECEIVED, CS2 REAL ESTATE DEVELOPMENT LLC, a Washington limited liability company (“Borrower”), promises to pay, in lawful money of the United States of America, to the order of Vault Holding, LLC, a Delaware limited liability company (“Lender”), at 3535 Factoria Boulevard SE, Suite 500, Bellevue, Washington 98006, or such other place as Lender may designate in writing from time to time, the principal sum of Two Million and no/100 Dollars ($2,000,000.00), with interest on the unpaid principal balance as provided herein.

1. INTEREST AND PAYMENTS. The unpaid principal balance of this Note, together with all additions thereto and any other sums owing under this Note shall bear interest at a rate equal to twelve percent (12%) per annum. All computations of interest under this Note shall be made on the basis of a year of 360 days comprised of twelve 30-day months The entire principal balance of this Note and all unpaid accrued interest thereon, if any, shall be due and payable in full on or before September 1, 2022 (the “Maturity Date”); provided, however, Borrower may extend the Maturity Date for up to two (2) additional consecutive terms of three (3) months each by delivering written notice of such extension on or before the Maturity Date then in effect.

2. PREPAYMENT.

At Borrower’s option, this Note may be prepaid in whole or in part, without penalty. Any partial prepayment shall not extend, postpone or change the due date of the payment required by Paragraph 1 above or change the amounts thereof.

3. LATE CHARGE.

If any payment hereunder is not made within five (5) days of the due date, Borrower shall pay to Lender on demand a late charge equal to five percent (5%) of the amount of the payment to defray the expenses of Lender incident to the delay.

4. SECURITY.

This Note is secured by a Second Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (the “Deed of Trust”) of even date made by Borrower and covering real and personal property located in the City of Renton, King County, State of Washington. The Deed of Trust contains provisions requiring Lender’s prior written consent to a transfer or further encumbrance of such property.

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5. EVENTS OF DEFAULT.

The occurrence of any one or more of the following shall be an Event of Default under this Note:

(a) The failure to make any payment under this Note or the Deed of Trust when due.

(b) The occurrence of any other default under the Deed of Trust.

6. REMEDIES; DEFAULT INTEREST.

Upon any Event of Default, Lender may declare the entire principal balance and all accrued interest immediately due and payable. Whether or not Lender exercises such option to accelerate, and so long as the Event of Default continues, the entire principal balance, all accrued interest, and all other amounts payable under the Note and the Deed of Trust shall bear interest from the date of such Event of Default at the lesser of (i) twelve percent per annum, or (ii) the maximum per annum rate permissible under applicable law. Such default interest shall be payable on demand. Lender’s failure to exercise any right or remedy shall not be a waiver of the right to exercise the same. The foregoing remedies shall be in addition to all other rights and remedies of Lender under the Note and Deed of Trust or at law or in equity.

7. COLLECTION EXPENSES.

Borrower shall reimburse Lender on demand for all reasonable legal fees and other costs and expenses incurred in collecting or enforcing this Note or the Deed of Trust, in protecting or realizing on any collateral, or in otherwise protecting or enforcing Lender’s rights under this Note or the Deed of Trust. Such fees, costs and expenses shall include those incurred with or without suit and in any appeal, any petition for review, any arbitration or mediation, any action contesting or seeking to restrain, enjoin, stay or postpone the exercise of any remedy of Lender, any post-judgment collection proceedings, any probate proceedings, any state or federal bankruptcy or insolvency or receivership proceedings, and in connection with all negotiations, documentation, and other actions relating to any workout, compromise, settlement or satisfaction of any of the indebtedness evidenced by this Note or any obligations of Borrower under the Deed of Trust. All such costs, expenses and fees shall bear interest from the date of disbursement at the Default Rate and payment of the same shall be secured by the Deed of Trust.

8. WAIVERS.

Borrower waives all notices required by law, including without limitation presentment and demand for payment, protest, and notice of demand, protest, dishonor and nonpayment.

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9. ASSIGNMENT OF NOTE BY LENDER.

The term “Lender” shall include any subsequent holder of or participant in this Note and the Deed of Trust. Lender may assign the Note and the Deed of Trust in whole or in part. Lender may make available to any proposed assignee or participant all credit and financial data with respect to Borrower as may be in the possession of Lender. Borrower agrees to provide any additional information that any proposed assignee or participant may reasonably request.

10. COMPLIANCE WITH LAWS.

It is the intent of Borrower and Lender to comply at all times with the usury and other applicable United States federal laws or laws of the State of Washington (to the extent not preempted by federal law, if any) now or hereafter governing the interest payable on this Note or the Deed of Trust, to the extent any of the same are applicable hereto. If the laws of the State of Washington or the United States are revised, repealed, or judicially interpreted so as to render usurious any amount called for under this Note or the Deed of Trust, or any other instrument contracted for, charged, taken, reserved, or received with respect to the indebtedness secured or evidenced hereby, or the maturity of this Note is accelerated as herein provided, or if any prepayment by Borrower results in Borrower’s having paid any interest in excess of that permitted by law, then it is Borrower’s and Lender’s intent that, notwithstanding any provision to the contrary contained in this Note or in the Deed of Trust (a) all excess amounts theretofore collected by Lender be credited to the principal balance of this Note (or, if this Note has been paid in full, refunded to Borrower), and (b) the provisions of this Note immediately be deemed reformed, and the amount thereafter collectible hereunder and thereunder reduced, without necessity of the execution of any new document, so as to comply with the then applicable law.

11. MISCELLANEOUS.

(a) This Note shall be construed, enforced and otherwise governed by the laws of the State of Washington.

(b) Any notice to Borrower under this Note shall be given in the manner specified in the Deed of Trust and shall be effective as provided therein.

(c) Time is of the essence of this Note and of the payments and performances hereunder and under the Deed of Trust.

(d) Each person executing this Note as Borrower shall be jointly and severally liable for all obligations of Borrower hereunder

[signature page follows]

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BORROWER ACKNOWLEDGES AND AGREES THAT LENDER DOES NOT HAVE TO FORECLOSE THE DEED OF TRUST OR ANY OTHER LIENS ON ANY COLLATERAL BEFORE DEMANDING FULL PAYMENT FROM BORROWER UNDER THIS NOTE.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING PAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

BORROWER:

CS2 REAL ESTATE DEVELOPMENT LLC, a Washington limited liability company

By:	iCap Pacific NW Management, LLC,
a Washington limited liability company,
its:	Manager

By:	/s/ Jim Christensen
Name:	Jim Christensen
Title:	Manager

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